Exhibit 10.30

SECOND AMENDMENT TO AMENDED AND RESTATED CLOSING AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CLOSING AGREEMENT (this “Amendment”) is made and entered into as of December 30, 2023, by and between Asset Entities Inc., a Nevada corporation (the “Company”) and TRITON FUNDS LP (the “Investor”).

WHEREAS, the Company and the Investor desire to amend that certain Amended and Restated Closing Agreement between the Company and the Investor, dated as of August 1, 2023 (the “A&R Closing Agreement”), which was subsequently amended on September 27, 2023 (the “First Amendment to A&R Closing Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. General. This Amendment amends the A&R Closing Agreement. Except as expressly set forth in this Amendment, all terms and conditions of the A&R Closing Agreement and the First Amendment to A&R Closing Agreement shall remain in full force and effect.

2. Amendment. The Investor and the Company hereby agree to amend Section V of the A&R Closing Agreement in its entirety to state as follows:

“SECTION V

EXPIRATION

This Agreement shall expire on March 31, 2024.”

3. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Amendment duly executed and delivered by the Company and the Investor.

4. No Implied Consent or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor or the Company under the A&R Closing Agreement or the First Amendment to A&R Closing Agreement, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the A&R Closing Agreement or the First Amendment to A&R Closing Agreement, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Investor or the Company to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the A&R Closing Agreement or the First Amendment to A&R Closing Agreement.

5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

ASSET ENTITIES INC.

By:	/s/ Arshia Sarkhani
Name:	Arshia Sarkhani
Title:	Chief Executive Officer

INVESTOR:

TRITON FUNDS LP

By:	/s/ Tyler Hoffman
Name:	Tyler Hoffman
Title:	Authorized Signatory

Signature Page to the Second Amendment to Amended and Restated Closing Agreement